                                                                    EXHIBIT 99.1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Roadway Corporation and Subsidiaries

The period January 1, 2003 to December 11, 2003 and the
Years ended December 31, 2002 and 2001
with Report of Independent Auditors

                         Report of Independent Auditors

To the Board of Directors and Shareholder of Roadway Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Roadway Corporation and subsidiaries as of December 11, 2003 and December 31, 2002, and the related statements of consolidated operations, parent company investment, and cash flows for the period January 1, 2003 to December 11, 2003 and each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Roadway Corporation and subsidiaries at December 11, 2003 and December 31, 2002, and the consolidated results of their operations and their cash flows for the period January 1, 2003 to December 11, 2003 and each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

Akron, Ohio
January 22, 2004

                      Roadway Corporation and Subsidiaries
                           Consolidated Balance Sheets

                                                                                 DECEMBER 11,       DECEMBER 31,
                                                                                    2003               2002
                                                                                --------------------------------
                                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
Current assets:
   Cash and cash equivalents                                                    $     106,307      $     106,929
   Accounts receivable, (including retained interest
     in securitized receivables in 2002), net                                         356,519            230,216
   Prepaid expenses and supplies                                                       19,838             16,683
   Deferred income taxes                                                               20,360             21,813
   Assets of discontinued operations                                                        -             87,431
                                                                                --------------------------------
Total current assets                                                                  503,024            463,072
Carrier operating property, at cost                                                 1,486,064          1,515,648
   Less allowance for depreciation                                                    995,439          1,006,465
                                                                                --------------------------------
Net carrier operating property                                                        490,625            509,183
Goodwill, net                                                                         286,693            283,910
Deferred income taxes                                                                  38,353             39,941
Other assets                                                                           46,494             39,767
                                                                                --------------------------------
Total assets                                                                    $   1,365,189      $   1,335,873
                                                                                ================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                             $     303,741      $     193,501
   Salaries and wages                                                                 139,572            151,464
   Current portion of long-term debt                                                        -             33,703
   Freight and casualty claims payable                                                 57,962             49,815
   Liabilities of discontinued operations                                                   -             32,407
                                                                                --------------------------------
Total current liabilities                                                             501,275            460,890

Long-term liabilities:
   Casualty claims and other                                                           63,833             67,882
   Deferred income taxes                                                                6,894             10,666
   Accrued pension and postretirement health care                                     149,771            135,053
   Long-term debt                                                                     225,000            273,513
                                                                                --------------------------------
Total long-term liabilities                                                           445,498            487,114

Shareholders' equity:
   Preferred stock:
     Authorized -- 20,000,000 shares; issued -- none                                        -                  -
   Common stock -- $.01 par value:
     Authorized -- 100,000,000 shares; issued -- 20,556,714 shares                        206                206
Additional paid-in capital                                                             56,560             35,559
Retained earnings                                                                     364,431            397,173
Accumulated other comprehensive loss                                                   (2,781)           (10,090)
Unearned portion of restricted stock awards                                                 -            (12,896)
Treasury shares (0 shares in 2003 and 1,188,124 shares in 2002)                             -            (22,083)
                                                                                --------------------------------
Total shareholders' equity                                                            418,416            387,869
                                                                                --------------------------------
Total liabilities and shareholders' equity                                      $   1,365,189      $   1,335,873
                                                                                ================================

See accompanying notes.

                      Roadway Corporation and Subsidiaries
                      Consolidated Statements of Operations

                                                       JANUARY 1 TO
                                                       DECEMBER 11,        YEARS ENDED DECEMBER 31
                                                          2003               2002             2001
                                                       ----------------------------------------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue                                                $ 3,052,119      $  3,010,776      $ 2,778,891

Operating expenses:
   Salaries, wages and benefits                          1,946,709         1,934,482        1,781,243
   Operating supplies and expenses                         514,050           479,415          477,981
   Purchased transportation                                314,435           289,612          271,964
   Operating taxes and licenses                             77,057            76,662           71,360
   Insurance and claims                                     60,080            63,621           47,028
   Provision for depreciation                               69,782            75,786           70,186
   Net (gain) loss on sale of carrier operating
     property                                               (2,572)             (650)             434
   Compensation and other expense related to the
     Yellow transactions                                    53,734                 -                -
                                                       ----------------------------------------------
Total operating expenses                                 3,033,275         2,918,928        2,720,196
                                                       ----------------------------------------------
Operating income from continuing operations                 18,844            91,848           58,695

Other (expense) income:
   Interest expense                                        (19,327)          (23,268)          (2,751)
   Other, net                                              (15,481)           (6,543)          (3,067)
                                                       ----------------------------------------------
                                                           (34,808)          (29,811)          (5,818)
                                                       ----------------------------------------------
Income (Loss) from continuing operations
   before income taxes                                     (15,964)           62,037           52,877
Provision for income taxes                                  12,626            26,895           22,214
                                                       ----------------------------------------------
Income (Loss) from continuing operations                   (28,590)           35,142           30,663
Income (Loss) from discontinued operations                    (155)            3,782              174
                                                       ----------------------------------------------
Net income (loss)                                      $   (28,745)     $     38,924      $    30,837
                                                       ==============================================
Basic earnings per share from:
   Continuing operations                                                $       1.90      $      1.66
   Discontinued operations                                                      0.20             0.01
                                                                        -----------------------------
Basic earnings per share                                                $       2.10      $      1.67
                                                                        =============================

Diluted earnings per share from:
   Continuing operations                                                $       1.85      $      1.63
   Discontinued operations                                                      0.20             0.01
                                                                        -----------------------------
Diluted earnings per share                                              $       2.05      $      1.64
                                                                        =============================
Dividends declared per share                           $      0.20      $       0.20      $      0.20
                                                       ==============================================

See accompanying notes.

                      Roadway Corporation and Subsidiaries
                 Consolidated Statements of Shareholders' Equity

                                                                                   ACCUMULATED      UNEARNED
                                                          ADDITIONAL                  OTHER        PORTION OF
                                                  COMMON   PAID-IN     RETAINED   COMPREHENSIVE    RESTRICTED    TREASURY
                                       TOTAL      STOCK    CAPITAL     EARNINGS   (LOSS) INCOME   STOCK AWARDS    SHARES
                                    --------------------------------------------------------------------------------------
                                                                        (IN THOUSANDS)
Year ended December 31, 2001
Balance at January 1, 2001          $  339,871   $   206  $   40,430  $  335,157   $   (6,725)     $  (8,990)   $  (20,207)
   Net income                           30,837         -           -      30,837            -              -             -
   Foreign currency
     translation adjustments            (2,424)        -           -           -       (2,424)             -             -
   Derivative fair value
     adjustments                          (592)        -           -           -         (592)             -             -
                                    ----------
   Total comprehensive income           27,821         -           -           -            -              -             -
   Dividends declared                   (3,871)        -           -      (3,871)           -              -             -
   Treasury stock activity -- net         (624)        -           -           -            -              -          (624)
   Restricted stock award activity      (3,302)        -      (1,875)          -            -         (1,427)            -
                                    --------------------------------------------------------------------------------------
Balance at December 31, 2001           359,895       206      38,555     362,123       (9,741)       (10,417)      (20,831)
Year ended December 31, 2002
   Net income                           38,924         -           -      38,924            -              -             -
   Foreign currency translation
     adjustments                          (615)        -           -           -         (615)             -             -
   Derivative fair value
     adjustments                           266         -           -           -          266              -             -
                                    ----------
   Total comprehensive income           38,575         -           -           -            -              -             -
   Dividends declared                   (3,874)        -           -      (3,874)           -              -             -
   Treasury stock activity -- net       (1,252)        -           -           -            -              -        (1,252)
   Restricted stock award activity      (5,475)        -      (2,996)          -            -         (2,479)            -
                                    --------------------------------------------------------------------------------------
Balance at December 31, 2002           387,869       206      35,559     397,173      (10,090)       (12,896)      (22,083)
January 1 to December 11, 2003
   Net loss                            (28,745)                          (28,745)
   Foreign currency translation
     adjustments                         7,047                                          7,047
   Derivative fair value
     adjustments                           262                                            262
                                    ----------
   Total comprehensive loss            (21,436)
   Dividends declared                   (3,997)                           (3,997)
   Treasury stock activity -- net       22,083                                                                      22,083
   Restricted stock award activity      33,897                21,001                                  12,896
                                    --------------------------------------------------------------------------------------
Balance at December 11, 2003        $  418,416   $   206  $   56,560  $  364,431   $   (2,781)     $       -    $        -
                                    ======================================================================================

See accompanying notes.

                      Roadway Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                JANUARY 1, TO
                                                                 DECEMBER 11,     YEARS ENDED DECEMBER 31
                                                                     2003           2002           2001
                                                                -------------------------------------------
                                                                              (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                                $    (28,745)  $     38,924   $     30,837
Less: (loss) income from discontinued operations                         (155)         3,782            174
                                                                 ------------------------------------------
(Loss) income from continuing operations                              (28,590)        35,142         30,663
Adjustments to reconcile net income from continuing
   operations to net cash provided by operating activities:
     Depreciation and amortization                                     83,348         80,090         71,810
     (Gain) loss on sale of carrier operating property                 (2,572)          (650)           434
     Stock award amortization                                          20,500          6,890          4,307
Changes in assets and liabilities from continuing operations:
     Accounts receivable                                              (26,302)       (46,767)        42,559
     Other assets                                                      (6,259)        (7,176)        (7,952)
     Accounts payable and accrued items                                30,748         39,460        (23,830)
     Long-term liabilities                                              6,815          9,930          2,515
                                                                 ------------------------------------------
Net cash provided by continuing operations                             77,688        116,919        120,506

CASH FLOWS FROM INVESTING ACTIVITIES
Business acquisitions, net of cash acquired                                 -        (24,092)      (413,222)
Issuance of long-term note receivable                                  (8,000)             -              -
Purchases of carrier operating property                               (58,051)       (73,427)       (70,540)
Proceeds from sales of carrier operating property                      10,663          6,765          4,481
Proceeds from business disposal                                        55,430              -              -
                                                                 ------------------------------------------
Net cash provided (used) by investing activities                           42        (90,754)      (479,281)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of accounts receivable                                                 -              -        100,000
Long-term debt (payments) proceeds                                    (82,216)       (17,784)       325,000
Debt issuance costs                                                         -              -        (10,826)
Net dividends paid                                                     (3,964)        (3,863)        (3,871)
Transfers from discontinued operation                                       -         18,000              -
Treasury stock activity -- net                                          7,508        (14,922)        (8,375)
                                                                 ------------------------------------------
Net cash (used) provided by financing activities                      (78,672)       (18,569)       401,928
Effect of exchange rate changes on cash                                   358           (227)            54
                                                                 ------------------------------------------
Net (decrease) increase in cash and cash equivalents from
   continuing operations                                                 (584)         7,369         43,207
Net (decrease) increase in cash and cash equivalents from
   discontinued operations                                                (38)       (10,872)         2,286
Cash and cash equivalents at beginning of year                        106,929        110,432         64,939
                                                                 ------------------------------------------
Cash and cash equivalents at end of year                         $    106,307   $    106,929   $    110,432
                                                                 ==========================================

See accompanying notes.

                      Roadway Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                               December 11, 2003

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Roadway Corporation (the Company) is a holding company with two primary operating entities, Roadway Express, Inc. and Roadway Next Day Corporation. The Company announced on July 8, 2003 that a definitive agreement had been signed under which Yellow Corporation would acquire Roadway Corporation. On December 12, 2003, the transaction was completed for approximately $1.1 billion, based on a fixed exchange ratio of 1.752 and a 20-day average price per share of $31.51 for Yellow common stock in a half cash, half stock transaction. As a result, effective end of day December 11, 2003 the Company ceased being a separate Registrant with the Securities and Exchange Corporation. Approximately 75% of the Company's employees are represented by various labor unions, primarily the International Brotherhood of Teamsters (IBT). The current agreement with the IBT expires on March 31, 2008.

Effective May 30, 2001, holders of common stock of Roadway Express, Inc. became holders of an identical number of shares of common stock of Roadway Corporation, and Roadway Express, Inc. became a wholly owned subsidiary of Roadway Corporation (the Reorganization). The Reorganization was effected by a merger pursuant to Section 251(g) of the Delaware General Corporation Law, which provides for the formation of a holding company structure without a vote of the shareholders of the Company. The assets and liabilities of Roadway Corporation and its subsidiaries were the same on a consolidated basis after the merger as the assets and the liabilities of Roadway Express, Inc. immediately before the merger.

Roadway Express, Inc. and subsidiaries (Roadway Express) provides long-haul, less-than-truckload (LTL) freight services in North America and offers services to more than 100 countries worldwide in a single business segment.

Roadway Next Day Corporation (Roadway Next Day), formerly known as Arnold Industries, Inc. (Arnold), was acquired on November 30, 2001 and provides regional next-day LTL, and truckload (TL) freight services in two business segments, New Penn Motor Express, Inc. (New Penn) and Arnold Transportation Services (ATS), respectively. On December 26, 2002, the Company entered into an agreement to sell ATS, the TL subsidiary of Roadway Next Day. The transaction was completed on January 23, 2003. No significant gain or loss occurred as a result of this transaction. The Company has reported ATS as a discontinued operation for all periods presented and Roadway Next Day now operates in one business segment, regional next-day LTL (see Notes 3 and 4).

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

2. ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts and operations of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH EQUIVALENTS

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

DEPRECIATION

Depreciation of carrier operating property is computed by the straight-line method based on the useful lives of the assets. The useful life of structures ranges from 15 to 33 years, and equipment from 3 to 10 years. Major maintenance expenditures that extend the useful life of carrier operating equipment are capitalized and depreciated over 2 to 5 years.

FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate their fair value due to the short-term nature of these instruments.

The carrying value of the Company's senior term loan approximates fair value as these financial instruments bear interest at variable rates based on LIBOR or the prime rate. The $225,000,000 in senior notes had an approximate fair value of $249,165,000 at December 11, 2003, based on quoted market prices.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

2. ACCOUNTING POLICIES (CONTINUED)

The Company recognizes all derivative financial instruments as either assets or liabilities at fair value in the balance sheet. The Company's use of derivative financial instruments is limited principally to interest rate swaps on certain trailer leases as part of its overall risk management policy. The interest rate swaps have been designated as cash flow hedges under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. Under the provisions of SFAS No. 133, changes in the fair value of interest rate swaps are recognized in other comprehensive income in the statement of shareholders' equity until such time as the hedged items are recognized in net income. Due to the Company's limited use of derivatives, the fair value of these financial instruments, a liability of $64,000 net of tax, has not been separately disclosed on the balance sheet (see Note 10).

RECEIVABLE SALES

Prior to December 11, 2003, the Company sold receivables in securitization transactions, and retained an equity interest in the receivables pool, servicing rights, and a cash reserve account. These constituted the retained interests in the securitized receivables. The estimated fair value was based on the present value of the expected cash flows, which approximated face value adjusted for allowances for anticipated losses. The Company terminated the agreement on December 11, 2003 (see Note 11).

CONCENTRATION OF CREDIT RISKS

The Company sells services and extends credit based on an evaluation of the customer's financial condition, without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

GOODWILL

Goodwill represents costs in excess of net assets of acquired businesses, which prior to January 1, 2002, was amortized using the straight-line method primarily over a period of 20 years.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

2. ACCOUNTING POLICIES (CONTINUED)

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the purchase method for all business combinations initiated after June 30, 2001. SFAS No. 141 also clarifies the criteria for recognition of intangible assets separately from goodwill. Under SFAS No. 142, separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. SFAS No. 142 also eliminates the amortization of goodwill and indefinite-lived intangible assets for assets acquired after June 30, 2001, and all other goodwill on January 1, 2002.

As of December 11, 2003, the Company had net unamortized goodwill of $286,693,000, including $269,093,000 of goodwill recorded in connection with the Company's acquisition of Roadway Next Day on November 30, 2001 (see Note 3). Amortization of previously existing goodwill resulting from the Company's earlier acquisitions was ended effective January 1, 2002. Goodwill amortization was zero in 2003 and 2002, and $967,000 in 2001. If the provisions of SFAS No. 142 were effective January 1, 2001, the elimination of goodwill amortization would have resulted in an increase to net income of $560,000 ($0.03 per share - diluted) in 2001. The Company completed the required annual goodwill impairment test under SFAS No. 142 for all reporting units effective June 15, 2003 which did not indicate any impairment.

CASUALTY CLAIMS PAYABLE

Casualty claims payable represent management's estimates of claims for property damage and public liability and workers' compensation. The Company manages casualty claims with assistance of a third party administrator (TPA) along with oversight by a major risk management provider. The Company is self-insured for these claims with retention generally limited to $3,000,000. The liability balances are closely monitored by the Company and its TPA using adjuster evaluations of each claim and a statistical benchmarking database for analysis of reserve accuracy. Expenses resulting from workers' compensation claims are included in salaries, wages, and benefits in the accompanying statements of consolidated income.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

2. ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Roadway recognizes revenue on the date that freight is delivered to the consignee at which time all services have been rendered. In addition, all related expenses are recognized as incurred. Roadway recognizes revenue on a gross basis since the Company is the primary obligor in the arrangement, even if the Company uses other transportation service providers who act on their behalf, because the Company is responsible to the customer for complete and proper shipment, including the risk of physical loss or damage of the goods and cargo claims issues. In addition, Roadway retains all credit risk.

FOREIGN CURRENCY TRANSLATION

Income statement items are translated at average currency exchange rates. Transaction gains and losses are included in determining net income. All balance sheet accounts of foreign operations are translated at the current exchange rate as of the end of the period. The resulting translation adjustment is recorded as a separate component of shareholders' equity.

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the period, the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

In the event that facts and circumstances indicate that the carrying value of intangibles and long-lived assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated future undiscounted cash flow associated with the asset would be compared to the asset's carrying amount to determine if a write-down is required. No impairment charge was required for any period presented.

RECLASSIFICATIONS

Certain items in the 2003 financial statements have been reclassified to conform to the 2002 presentation.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

2. ACCOUNTING POLICIES (CONTINUED)

DISCONTINUED OPERATIONS

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which establishes a single accounting model to be used for the impairment or disposal of long-lived assets. Effective January 1, 2002, the Company adopted SFAS No. 144. The Company has reported the operations of ATS as a discontinued operation in the accompanying financial statements and, unless otherwise stated, the notes to the financial statements for all years presented exclude the amounts related to this discontinued operation.

3. BUSINESS ACQUISITION

On November 30, 2001, the Company acquired Arnold Industries, Inc. (Arnold), subsequently named Roadway Next Day Corporation, for cash consideration of $559,839,000, including direct acquisition costs. Included in the acquired assets of Arnold was $50,763,000 in cash, which was used to partially finance the acquisition. Also on November 30, 2001, concurrent with the acquisition of Arnold, the Company sold Arnold's logistics business (ARLO) to members of the ARLO management team for $105,010,000 in cash. The net acquisition consideration of $427,160,000, which included $23,094,000 in income taxes paid by the Company primarily as a result of the sale of ARLO, was financed with borrowings under a new credit facility, proceeds from an accounts receivable securitization, the issuance of $225,000,000 in senior notes, and available cash.

Roadway Next Day operates in the motor carrier industry, principally in the eastern United States, and provides next-day LTL and TL services. Roadway Next Day's trucking activities are conducted by its subsidiaries, New Penn and ATS. New Penn is a leading regional next-day ground LTL carrier operating primarily in New England and the Middle Atlantic states. ATS operates as an inter-regional irregular route and dedicated TL carrier, conducting operations east of the Mississippi and in the southwestern United States.

The acquisition of Roadway Next Day was accounted for as a purchase business combination and accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values on the acquisition date. The excess of the purchase price paid over the fair value of the net assets acquired, totaling approximately $269,093,000, has been recorded as goodwill. The purchase price allocation reflected in these financial statements for the acquisition has been finalized and is based in part on the results of an independent appraisal of the assets acquired and liabilities assumed. Upon the finalization of the valuation process, $5,630,000 of the amount initially classified as goodwill in the financial statements was reclassified to other tangible and identifiable intangible assets acquired, based on their estimated fair values at the date of the acquisition.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

4. DISCONTINUED OPERATIONS

On December 26, 2002, the Company entered into an agreement to sell ATS to a management group led by the unit's president and a private equity firm, for approximately $55,000,000, consisting of $47,000,000 in cash and an $8,000,000 note. The ATS business segment was acquired as part of the Company's purchase of Roadway Next Day in November 2001, but did not fit the Company's strategic focus of being a LTL carrier. The transaction was completed on January 23, 2003. The Company did not recognize a significant gain or loss as a result of this transaction. The Company has reported the operations of ATS as a discontinued operation in the accompanying financial statements and, unless otherwise stated, the notes to the financial statements for all years presented exclude the amounts related to this discontinued operation.

The following table presents revenue and income from the discontinued operation for the period January 1, 2003 to December 11, 2003 and the year ended December 31, 2002. The 2003 amounts include the results of operations only through the disposal date, January 23, 2003.

                                                     JANUARY 1 TO
                                                      DECEMBER 11       YEARS ENDED
                                                     ---------------------------------
                                                       2003         2002        2001
                                                     ---------------------------------
                                                                 (IN THOUSANDS)
Revenue                                              $  9,267    $ 171,133    $ 12,857
                                                     =================================
   Pre-tax income from discontinued operations       $    198    $   6,251    $    290
   Income tax expense                                      51        2,469         116
                                                     ---------------------------------
Income from discontinued operations                  $    147    $   3,782    $    174
                                                     =================================

Assets and liabilities of the discontinued operation were as follows:

                                                        DECEMBER 31
                                                           2002
                                                      --------------
                                                      (IN THOUSANDS)
Assets:
   Current assets                                        $  22,025
   Net carrier operating property                           64,065
   Other assets                                              1,341
                                                         ---------
Total assets                                             $  87,431
                                                         =========
Liabilities:
   Current liabilities                                   $   8,104
   Long-term liabilities                                    24,303
                                                         ---------
Total liabilities                                           32,407
                                                         ---------
Net assets of discontinued operations                    $  55,024
                                                         =========

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

5. SEGMENT INFORMATION

The Company provides freight services primarily in two business segments:
Roadway Express and New Penn. Prior to the acquisition of Roadway Next Day in November 2001, the Company operated only in the Roadway Express segment. The Roadway Express segment provides long-haul LTL freight services in North America and offers services to more than 100 countries worldwide. The New Penn segment provides regional, next-day ground LTL freight service operating primarily in New England and the Middle Atlantic states.

The Company's reportable segments are identified based on differences in products, services, and management structure. Operating income is the primary measure used by our chief operating decision-maker in evaluating segment profit and loss and in allocating resources and evaluating segment performance. Business segment assets consist primarily of customer receivables, net carrier operating property, and goodwill.

The following tables present information about reported segments for the period January 1, 2003 to December 11, 2003 and the year ended December 31, 2002.

                                                       JANUARY 1 TO DECEMBER 11, 2003
                                               ---------------------------------------------
                                                 ROADWAY
                                                 EXPRESS         NEW PENN          TOTAL
                                               ---------------------------------------------
                                                             (IN THOUSANDS)
Revenue                                        $  2,845,457     $  206,708       $ 3,052,165
Operating expenses:
   Salaries, wages and benefits                   1,801,170        136,861         1,938,031
   Operating supplies                               494,459         30,103           524,562
   Purchased transportation                         312,340          2,095           314,435
   Operating taxes and licenses                      70,785          5,815            76,600
   Insurance and claims                              57,032          2,399            59,431
   Depreciation                                      59,993          9,107            69,100
   Net (gain) loss on sale of   operating
     property                                        (2,533)           (39)           (2,572)
   Compensation and other expense related
     to the Yellow acquisition                       50,393          3,341            53,734
                                               ---------------------------------------------
Total operating expenses                          2,843,639        189,682         3,033,321
                                               ---------------------------------------------
Operating income                               $      1,818     $   17,026       $    18,844
                                               =============================================

Total assets                                   $    891,392     $  406,190       $ 1,297,582
Goodwill                                       $     17,599     $  268,894       $   286,493

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

5. SEGMENT INFORMATION (CONTINUED)

                                                        YEAR ENDED DECEMBER 31, 2002
                                               ----------------------------------------------
                                                 ROADWAY
                                                 EXPRESS         NEW PENN           TOTAL
                                               ----------------------------------------------
                                                              (IN THOUSANDS)
Revenue                                        $  2,797,582     $  213,194       $  3,010,776
Operating expenses:
   Salaries, wages and benefits                   1,783,872        140,248          1,924,120
   Operating supplies                               462,838         28,415            491,253
   Purchased transportation                         287,614          1,998            289,612
   Operating taxes and licenses                      70,451          6,061             76,512
   Insurance and claims                              59,286          3,470             62,756
   Depreciation                                      66,510          8,815             75,325
   Net (gain) loss on sale of
     operating property                                (654)             4               (650)
                                               ----------------------------------------------
Total operating expenses                          2,729,917        189,011          2,918,928
                                               ----------------------------------------------
Operating income                               $     67,665     $   24,183       $     91,848
                                               ==============================================

Total assets                                   $    803,563     $  408,021       $  1,211,584
Goodwill                                       $     14,817     $  269,093       $    283,910

Reconciliation of segment operating income from continuing operations to consolidated income from continuing operations before taxes:

                                                                     JANUARY 1 TO   YEAR ENDED
                                                                     DECEMBER 11    DECEMBER 31
                                                                     -------------------------
                                                                        2003           2002
                                                                     -------------------------
                                                                           (IN THOUSANDS)
Segment operating income from continuing operations                  $   18,844     $   91,848
Interest (expense)                                                      (19,327)       (23,268)
Other (expense), net                                                    (15,481)        (6,543)
                                                                     -------------------------
Consolidated (loss) income from continuing operations
   before income taxes                                               $  (15,964)    $   62,037
                                                                     =========================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

5. SEGMENT INFORMATION (CONTINUED)

Reconciliation of total segment assets to total consolidated assets:

                                                                    DEC. 11, 2003  DEC. 31, 2002
                                                                    ----------------------------
                                                                           (IN THOUSANDS)
Total segment assets                                                 $ 1,297,582    $ 1,211,584
Assets of discontinued operations                                              -         87,431
Unallocated corporate assets                                              77,399         41,351
Elimination of intercompany balances                                      (9,792)        (4,493)
                                                                     --------------------------
Consolidated assets                                                  $ 1,365,189    $ 1,335,873
                                                                     ==========================

6. CARRIER OPERATING PROPERTY

Carrier operating properties consist of the following:

                                                                    DEC. 11, 2003  DEC. 31, 2002
                                                                    ----------------------------
                                                                           (IN THOUSANDS)
Land                                                                 $   110,997    $  109,564
Structures                                                               462,399       459,594
Revenue equipment                                                        633,783       687,467
Other operating property                                                 278,885       259,023
                                                                     -------------------------
Carrier operating property, at cost                                    1,486,064     1,515,648
Less allowance for depreciation                                          995,439     1,006,465
                                                                     -------------------------
Net carrier operating property                                       $   490,625    $  509,183
                                                                     =========================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

7. ACCOUNTS PAYABLE

Items classified as accounts payable consist of the following:

                                                   DEC. 11, 2003  DEC. 31, 2002
                                                   ----------------------------
                                                           (IN THOUSANDS)
Trade and other payables                            $  192,300      $   76,063
Drafts outstanding                                      41,378          18,456
Income taxes payable                                         -          36,925
Taxes, other than income                                30,497          29,688
Multi-employer health, welfare, and
   pension plans                                        39,567          32,369
                                                    --------------------------
Accounts payable                                    $  303,742      $  193,501
                                                    ==========================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

8. INCOME TAXES

The provision (benefit) for income taxes consists of the following:

                                         JANUARY 1 TO
                                         DECEMBER 11         YEARS ENDED DECEMBER 31
                                         ----------------------------------------------
                                             2003               2002          2001
                                         ----------------------------------------------
                                                         (IN THOUSANDS)
Current taxes:
   Federal                               $     7,917        $    29,557     $    19,655
   State                                       3,147              7,349           3,029
   Foreign                                     4,751              4,776            (766)
                                         ----------------------------------------------
                                              15,815             41,682          21,918

Deferred taxes:
   Federal                                    (2,753)           (13,205)         (1,012)
   State                                        (435)            (1,517)            (56)
   Foreign                                        (1)               (65)          1,364
                                         ----------------------------------------------
                                              (3,189)           (14,787)            296
                                         ----------------------------------------------
Provision for income taxes               $    12,626        $    26,895     $    22,214
                                         ==============================================

In addition to the 2003 provision for income taxes of $12,626,000, income tax benefits of $7,701,000 were allocated directly to shareholders' equity related to the Company's restricted stock awards. Income tax payments were $45,431,000 in 2003, $38,631,000 in 2002, and $25,341,000 in 2001.

Income (loss) before income taxes consists of the following:

                                         JANUARY 1 TO
                                         DECEMBER 11          YEARS ENDED DECEMBER 31
                                         ----------------------------------------------
                                             2003              2002            2001
                                         ----------------------------------------------
                                                          (IN THOUSANDS)
Domestic                                 $   (28,810)       $    50,279     $    50,445
Foreign                                       12,846             11,758           2,432
                                         ----------------------------------------------
Income before income taxes               $   (15,964)       $    62,037     $    52,877
                                         ==============================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

8. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred taxes are as follows:

                                                     DEC. 11, 2003   DEC. 31, 2002
                                                     -----------------------------
                                                             (IN THOUSANDS)
Deferred tax assets:
   Freight and casualty claims                         $   40,190     $   40,934
   Retirement benefit liabilities                          51,964         51,897
   Accrued employee benefits                               28,808         38,813
   Other                                                   10,207         10,274
   Valuation allowance                                     (1,930)        (2,229)
                                                       -------------------------
Total deferred tax assets                                 129,239        139,689

Deferred tax liabilities:
   Depreciation                                            48,418         53,029
   Multi-employer pension plans                            28,653         33,420
   Other                                                      349          2,152
                                                       -------------------------
Total deferred tax liabilities                             77,420         88,601
                                                       -------------------------
Net deferred tax assets                                $   51,819     $   51,088
                                                       =========================

At December 11, 2003, the Company had approximately $5,563,000 of foreign operating loss carry forwards, which have expiration dates ranging from 2009 to 2011. For financial reporting purposes, a valuation allowance of $1,930,000 has been recognized to offset the deferred tax asset relating to certain foreign operating loss carry forwards.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

8. INCOME TAXES (CONTINUED)

The income tax resulting from the effective tax rate differs from the income tax calculated using the federal statutory rate as set forth in the following reconciliation:

                                                       JANUARY 1 TO
                                                       DECEMBER 11       YEARS ENDED DEC. 31
                                                       -------------------------------------
                                                          2003             2002       2001
                                                       -------------------------------------
Federal statutory tax                                   $  (5,587)       $ 21,713   $ 18,507
State income taxes, net of federal tax benefit              1,763           3,790      1,932
Non-deductible operating costs                              2,375           2,198      1,738
Excise Taxes                                                3,150               -          -
Yellow Transaction cost                                     4,590               -          -
Section 280G Limitations                                    5,386               -          -
Impact of foreign operations                                   (7)            325        193
Other, net                                                    956          (1,131)      (156)
                                                        ------------------------------------
Effective tax                                           $  12,626        $ 26,895   $ 22,214
                                                        ====================================

9. EMPLOYEE BENEFIT PLANS

MULTI-EMPLOYER PLANS

The Company charged to operations $175,349,000 in 2003, $174,007,000 in 2002, and $165,331,000 in 2001 for contributions to multi-employer pension plans for employees subject to labor contracts. The Company also charged to operations $198,978,000 in 2003, $178,955,000 in 2002, and $163,775,000 in 2001 for
contributions to multi-employer plans that provide health and welfare benefits to employees and certain retirees who are or were subject to labor contracts. These amounts were determined in accordance with provisions of industry labor contracts. Under provisions of the Multi-employer Pension Plan Amendment Act of 1980, total or partial withdrawal from a plan would result in an obligation to fund a portion of the plan's unfunded vested liability. Management has no intention of changing operations so as to subject the Company to any material obligation.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

9. EMPLOYEE BENEFIT PLANS (CONTINUED)

RETIREMENT PLANS

The following tables set forth the change in benefit obligation, change in plan assets, funded status, and amounts recognized in the consolidated balance sheets for the defined benefit pension and postretirement health care benefit plans as of December 11, 2003 and December 31, 2002:

                                                    PENSION BENEFITS             HEALTH CARE BENEFITS
                                               ------------------------         -----------------------
                                                  2003          2002              2003          2002
                                               --------------------------------------------------------
                                                                    (IN THOUSANDS)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning
   of year                                     $  386,564    $  330,790        $   49,160    $   41,721
Service cost                                       17,621        17,520             1,752         1,741
Interest cost                                      23,680        24,183             2,983         3,156
Actuarial losses                                   56,824        32,295             1,351         5,024
Benefits paid                                     (27,508)      (18,224)           (2,312)       (2,482)
                                               --------------------------------------------------------
Benefit obligation at end of year                 457,181       386,564            52,934        49,160

CHANGE IN PLAN ASSETS
Fair value of plan assets at
   beginning of year                              241,324       308,229                 -             -
Actual return on plan assets                       66,785       (48,681)                -             -
Benefits paid                                     (27,508)      (18,224)                -             -
                                               --------------------------------------------------------
Fair value of plan assets at end of year          280,601       241,324                 -             -

FUNDED STATUS
Plan assets less than projected
   benefit obligation                             176,580       145,240            52,934        49,160
Unamortized:
Net actuarial (loss)                              (45,250)      (26,968)          (15,042)      (10,281)
Net asset at transition                             7,053         8,372                 -             -
Prior service (cost) benefit                      (41,926)      (43,725)           15,422        13,255
                                               --------------------------------------------------------
Accrued benefit cost                           $   96,457    $   82,919        $   53,314    $   52,134
                                               ========================================================

Plan assets are primarily invested in listed stocks, bonds, and cash equivalents.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

9. EMPLOYEE BENEFIT PLANS (CONTINUED)

The following table summarizes the assumptions used and the related benefit cost information:

                                     PENSION BENEFITS                      HEALTH CARE BENEFITS
                              ----------------------------------      -------------------------------
                                2003        2002         2001            2003        2002      2001
                              -----------------------------------------------------------------------
                                                      (DOLLARS IN THOUSANDS)
WEIGHTED-AVERAGE
   ASSUMPTIONS
Discount rate                     6.25%        6.75%        7.50%          6.25%       6.75%     7.50%
Future compensation               3.25%        3.25%        3.25%             -           -         -
Expected long-term return
  on plan assets                  8.50%        9.50%        9.50%             -           -         -

COMPONENTS OF NET
   PERIODIC BENEFIT COST
Service cost                  $ 17,621   $   17,520   $   17,496      $   1,752   $   1,741   $ 1,665
Interest cost                   23,680       24,183       22,568          2,983       3,156     2,881
Expected return on plan
  assets                       (18,968)     (28,574)     (33,841)             -           -         -
Amortization of:
Prior service cost (benefit)     5,191        5,245        5,230         (1,779)     (1,477)     (305)
Net asset gain at transition    (1,319)      (1,395)      (1,396)             -           -         -
Unrecognized gain                  128       (3,940)      (8,893)           537         184      (177)
                              -----------------------------------------------------------------------
Net periodic benefit cost     $ 26,333   $   13,039   $    1,164      $   3,493   $   3,604   $ 4,064
                              =======================================================================

For measurement purposes, the Company assumed a weighted-average annual rate of increase in the per capita cost of health care benefits (health care cost trend rate) of 10.5% for 2004 declining gradually to 5.0% in 2010 and thereafter.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

9. EMPLOYEE BENEFIT PLANS (CONTINUED)

A decrease in the assumed health care cost trend rate has a significant effect on the amounts reported. For example, a one percentage point decrease in the assumed health care cost trend rate would decrease the accumulated postretirement benefit obligation by $5,938,000 and the service and interest cost components by $618,000 as of December 11, 2003. A one percentage point increase in the assumed health care cost trend rate would have no effect on the accumulated postretirement benefit obligation or the service and interest cost components. The Company's policy regarding the management of health care costs passes increases beyond a fixed threshold to the plan participants.

The Company charged to operations $10,811,000 in 2003, $10,321,000 in 2002, and $10,964,000 in 2001 relating to its defined contribution 401(k) plans. These plans cover employees not subject to labor contracts. Annual contributions are related to the level of voluntary employee participation.

10. LEASES

The Company leases certain terminals and revenue equipment under noncancellable operating leases requiring minimum future rentals aggregating $104,331,000 payable as follows: 2004 -- $37,850,000; 2005 -- $25,296,000; 2006 --
$15,760,000; 2007 -- $10,602,000; 2008 -- $6,839,000 and thereafter $7,984,000.
Rental expense for operating leases was $51,770,000, $55,199,000, and $50,761,000, in 2003, 2002, and 2001, respectively.

The Company has an interest rate swap agreement with major commercial banks to fix the interest rate of its trailer leases from variable interest rates principally based on LIBOR. The value of the leases upon which the payments are based was not changed. The agreement, which expires in 2004, fixes the Company's interest costs at 5.62% on leases with a notional amount of $5,912,000.

The fair value of the Company's interest rate swaps at December 11, 2003 is a liability of approximately $64,000, net of income taxes, and has been determined using proprietary financial models developed by the lending institutions which are counterparties to the swap arrangements. As a result of declining interest rates throughout 2003 the Company recognized incremental interest expense of approximately $425,000, which is included in interest expense in the accompanying financial statements. The ineffective portions of the Company's interest rate swap agreements were not material.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

11. SALE OF ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

                                        DECEMBER 11   DECEMBER 31
                                        -------------------------
                                           2003          2002
                                        -------------------------
                                             (IN THOUSANDS)
Accounts receivable                      $  362,634   $   21,031
Retained interest in securitized
    accounts receivable                           -      217,617
Allowance for doubtful accounts              (6,115)      (8,432)
                                         -----------------------
                                         $  356,519   $  230,216
                                         =======================

On November 21, 2001, Roadway Express entered into an accounts receivable securitization agreement which matures in 2004, to finance up to $200,000,000 (total commitment) of its domestic accounts receivable. Under this arrangement, undivided interests in Roadway Express' domestic accounts receivable are sold through a special purpose entity (SPE), a wholly owned subsidiary of the Company, without recourse, to a financial conduit. The proceeds were used to partially fund the acquisition of Roadway Next Day and are reported as financing cash flows in the Statement of Consolidated Cash Flows.

The accounts receivable are sold at a discount from the face amount to pay investor yield (LIBOR) on the undivided interests sold to the conduit, for utilization fees (0.25% of the undivided interest sold), and for program fees (0.50% of the total commitment). The discount from the face amount for accounts receivable sold by Roadway Express in 2003 and 2002 aggregated $5,156,000 and $6,384,000 respectively and was directly offset by a gain on allowance for accounts receivable discounts upon the consolidation of the SPE. The financing fees recognized in conjunction with the sale of accounts receivable was $2,372,000 in 2003 and $3,088,000 in 2002.

The arrangement provides that new Roadway Express accounts receivable are immediately sold to the SPE. The Company, through its SPE, retains the risk of credit loss on the receivables and, accordingly the full amount of the allowance for doubtful accounts has been retained on the Consolidated Balance Sheet. The conduit has collection rights to recover payments from the receivables in the designated pool and Roadway Express retains collection and administrative responsibilities for the undivided interests in the pool.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

11. SALE OF ACCOUNTS RECEIVABLE (CONTINUED)

This agreement was terminated on December 11, 2003 immediately prior to Yellow's acquisition of the company. Yellow satisfied our liability to the financial conduit, and we have recorded the resultant obligation to Yellow as a current liability.

The following transactions occurred between Roadway Express and the SPE in 2003 and 2002, respectively: proceeds from the accounts receivable sales, $2,727,878,000, and $2,650,810,000; servicing fees received, $1,863,000, and
$1,529,000; payments received on investment in accounts receivable, $2,720,975,000, and $2,598,576,000.

12. FINANCING ARRANGEMENTS

At December 11, 2003 and December 31, 2002, the Company's consolidated debt consists of the following:

                                        DECEMBER 11  DECEMBER 31
                                        ------------------------
                                            2003         2002
                                        ------------------------
                                               (IN THOUSANDS)
Revolving credit facilities              $        -   $        -
Senior term loan                                  -       82,216
8.25% senior notes due 2008                 225,000      225,000
                                         -----------------------
Sub-total                                   225,000      307,216
Less current portion                              -      (33,703)
                                         -----------------------
Long-term debt                           $  225,000   $  273,513
                                         =======================

At December 31, 2002, the Company had in place a senior revolving credit facility with a sublimit for letters of credit that expired November 30, 2006. The credit facility was terminated effective December 11, 2003 upon consummation of the Yellow transaction. The original amount of the senior revolving credit facility was $150,000,000 with a $100,000,000 sublimit for letters of credit, which was amended on August 6, 2002. The result of the amendment increased the senior revolving credit facility to $215,000,000 and increased the sublimit for letters of credit to $165,000,000. Pricing under the revolving credit facility is at a fluctuating rate based on the alternate base rate as determined by Credit Suisse First Boston (CSFB) or LIBOR, plus an additional margin of 0.50% and 1.50%, respectively. In addition, there is a commitment fee of 0.40% on undrawn amounts. As of December 31, 2002, there were no amounts outstanding under the revolving credit facility, but availability had been reduced by $112,162,000 as a result of the issuance of letters of credit, primarily related to casualty claims.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

12. FINANCING ARRANGEMENTS (CONTINUED)

The credit facility also included a $175,000,000 Senior term loan, which was drawn in full to partially fund the acquisition of Arnold. After-tax proceeds of $75,000,000 from the sale of ARLO were used to pay down borrowings on this facility in 2001. Pricing under the term loan was at a fluctuating rate based on the alternate base rate as determined by CSFB or LIBOR, plus an additional margin of 0.50% and 1.50%, respectively. Prior to the acquisition by Yellow, the Company paid the Senior term loan in full.

Also in connection with the acquisition of Roadway Next Day on November 30, 2001, the Company issued $225,000,000 of 8.25% senior notes due December 1, 2008. Interest is due semi-annually on June 1st and December 1st.

In addition, the Company's Canadian subsidiary has $10,000,000 available for borrowing under a secured revolving line of credit and bankers' acceptances. Borrowings are payable upon demand and bear interest at either the bank's prime lending rate, U.S. dollar base rate in Canada, or LIBOR plus 1.50% for periods up to 180 days. At December 11, 2003, no amounts were outstanding on this facility.

The financing arrangements include covenants that require the Company to comply with certain financial ratios, including leverage and fixed-charge coverage ratios, and maintenance of a minimum level of tangible net worth. As of December 11, 2003, the Company was in compliance. Interest expense, which approximates interest paid, amounted to $19,327,000 in 2003, $23,268,000 in 2002, and
$2,751,000 in 2001.

13. CONTINGENCIES

The Company has received notices from the Environmental Protection Agency (EPA) that it has been identified as a potentially responsible party (PRP) under the Comprehensive Environmental Response Compensation and Liability Act (Superfund) at certain hazardous waste sites. Such designations are made regardless of the Company's limited involvement at each site. The claims for remediation have been asserted against numerous other entities, which are believed to be financially solvent and are expected to fulfill their proportionate share. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Based on its investigations, the Company believes that its obligation with regard to these sites is not significant, although there can be no assurances in this regard.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

13. CONTINGENCIES (CONTINUED)

The Company's former parent, Caliber System, Inc., formerly known as Roadway Services, Inc (which was subsequently acquired by FDX Corporation, a wholly owned subsidiary of FedEx Corporation), is currently under examination by the Internal Revenue Service for tax years 1994 and 1995 (years prior to the spin-off of the Company). The IRS has proposed substantial adjustments for these tax years for multi-employer pension plan deductions. The IRS is challenging the timing, not the validity of these deductions. The Company is unable to predict the ultimate outcome of this matter; however, its former parent intends to vigorously contest these proposed adjustments.

Under a tax sharing agreement entered into by the Company and its former parent on January 2, 1996 (the date of the spin-off), the Company is obligated to reimburse the former parent for any additional taxes and interest that relate to the Company's business prior to the spin-off. The amount and timing of such payments is dependent on the ultimate resolution of the former parent's disputes with the IRS and the determination of the nature and extent of the obligations under the tax sharing agreement. On January 16, 2003, the Company made a $14,000,000 payment to its former parent under the tax sharing agreement for taxes and interest related to certain of the proposed adjustments for tax years 1994 and 1995.

We estimate the possible range of the remaining payments that may be due to the former parent to be approximately $0 to $16,000,000 in additional taxes and $0 to $11,000,000 in related interest, net of tax benefit. The Company has established certain reserves with respect to these proposed adjustments. There can be no assurance, however, that the amount or timing of any liability of the Company to the former parent will not have a material adverse effect on the Company's results of operations and financial position.

Various legal proceedings arising from the normal conduct of business are pending but, in the opinion of management, the ultimate disposition of these matters will have no material adverse effect on the financial position or results of operations of the Company.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES

The following condensed consolidating financial statements set forth the Company's balance sheets as of December 11, 2003 and December 31, 2002 and the statements of operation and statements of cash flows for the period January 1, 2003 to December 11, 2003, and each of the two years in the period ended December 31, 2002. In the following schedules "Parent Company" refers to Roadway Corporation, "Guarantor Subsidiaries" refers to non-minor domestic subsidiaries, and "Non-guarantor subsidiaries" refers to foreign and minor domestic subsidiaries and "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions and (b) eliminate the investments in the Company's subsidiaries.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES (CONTINUED)

CONDENSED CONSOLIDATING BALANCE SHEETS
DECEMBER 11, 2003

                                                      GUARANTOR     NON-GUARANTOR
                                         PARENT      SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                       ----------------------------------------------------------------------
                                                               (IN THOUSANDS)
Cash and cash equivalents              $    23,816    $    74,969    $     7,522   $         -    $   106,307
Accounts receivable, including
  retained interest in
  securitized receivables, net              16,298        335,231        121,794      (116,804)       356,519
Due from affiliates                              -         20,662              -       (20,662)             -
Prepaid expenses and supplies                    -         19,562            276             -         19,838
Deferred income taxes                          242         20,118              -             -         20,360
Assets of discontinued
  operations                                     -              -              -             -              -
                                       ----------------------------------------------------------------------
Total current assets                        40,356        470,542        129,592      (137,466)       503,024
Carrier operating property, at
  cost                                           -      1,453,341         32,723             -      1,486,064
Less allowance for depreciation                  -        976,047         19,392             -        995,439
                                       ----------------------------------------------------------------------
Net carrier operating property                   -        477,294         13,331             -        490,625
Goodwill, net                                    -        269,094         17,599             -        286,693
Investment in subsidiaries                (103,951)        19,903              -        84,048              -
Deferred income taxes                        1,034         36,708            611             -         38,353
Long-term assets                           681,589         14,905              -      (650,000)        46,494
                                       ----------------------------------------------------------------------
Total assets                           $   619,028    $ 1,288,446    $   161,133   $  (703,418)   $ 1,365,189
                                       ======================================================================

Accounts payable                       $   (34,721)   $   210,734    $     9,159   $    10,662    $   195,834
Due to affiliates                            7,842        121,684        126,509      (148,128)       107,907
Salaries and wages                             999        135,345          3,228             -        139,572
Current portion of long-term
  debt                                           -              -              -             -              -
Freight and casualty claims
  payable                                        -         55,628          2,334             -         57,962
Liabilities of discontinued
  operations                                     -              -              -             -              -
                                       ----------------------------------------------------------------------
Total current liabilities                  (25,880)       523,391        141,230      (137,466)       501,275

Casualty claims and other                    1,492         62,341              -             -         63,833
Deferred income taxes                            -          6,894              -             -          6,894
Long-term debt                             225,000        650,000              -      (650,000)       225,000
Accrued pension and retiree
  medical                                        -        149,771              -             -        149,771
Total shareholders' equity                 418,416       (103,951)        19,903        84,048        418,416
                                       ----------------------------------------------------------------------
Total liabilities and
  shareholders' equity                 $   619,028    $ 1,288,446    $   161,133   $  (703,418)   $ 1,365,189
                                       ======================================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES (CONTINUED)

DECEMBER 31, 2002

                                                       GUARANTOR    NON-GUARANTOR
                                         PARENT       SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                       ----------------------------------------------------------------------
                                                                (IN THOUSANDS)
Cash and cash equivalents              $    11,921    $    88,272    $     6,736   $         -    $   106,929
Accounts receivable, including
  retained interest in
  securitized receivables, net                   4        215,459         14,753             -        230,216
Due from affiliates                          1,570         32,516          1,538       (35,624)             -
Prepaid expenses and supplies                  217         16,289            177             -         16,683
Deferred income taxes                           (1)        21,814              -             -         21,813
Assets of discontinued operations                -         87,431              -             -         87,431
                                       ----------------------------------------------------------------------
Total current assets                        13,711        461,781         23,204       (35,624)       463,072
Carrier operating property, at cost              -      1,487,807         27,841             -      1,515,648
Less allowance for depreciation                  -        991,429         15,036             -      1,006,465
                                       ----------------------------------------------------------------------
Net carrier operating property                   -        496,378         12,805             -        509,183
Goodwill, net                                    -        269,093         14,817             -        283,910
Investment in subsidiaries                 656,038          3,763              -      (659,801)             -
Deferred income taxes                        3,417         35,913            611             -         39,941
Long-term assets                            19,799         19,968              -             -         39,767
                                       ----------------------------------------------------------------------
Total assets                           $   692,965    $ 1,286,896    $    51,437   $  (695,425)   $ 1,335,873
                                       ======================================================================

Accounts payable                       $   (10,628)   $   192,514    $    11,722   $         -    $   193,608
Due to affiliates                            1,354          3,361         30,802       (35,624)          (107)
Salaries and wages                           1,700        146,023          3,741             -        151,464
Current portion of long-term debt           33,703              -              -             -         33,703
Freight and casualty claims
  payable                                        -         48,406          1,409             -         49,815
Liabilities of discontinued
  operations                                     -         32,407              -             -         32,407
                                       ----------------------------------------------------------------------
Total current liabilities                   26,129        422,711         47,674       (35,624)       460,890

Casualty claims and other                    5,454         62,428              -             -         67,882
Deferred income taxes                            -         10,666              -             -         10,666
Long-term debt                             273,513              -              -             -        273,513
Accrued pension and retiree
  medical                                        -        135,053              -             -        135,053
Total shareholders' equity                 387,869        656,038          3,763      (659,801)       387,869
                                       ----------------------------------------------------------------------
Total liabilities and
  shareholders' equity                 $   692,965    $ 1,286,896    $    51,437   $  (695,425)   $ 1,335,873
                                       ======================================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES (CONTINUED)

  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
  PERIOD JANUARY 1, 2003 TO DECEMBER 11, 2003

                                                       GUARANTOR    NON-GUARANTOR
                                         PARENT       SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                       ----------------------------------------------------------------------
                                                                (IN THOUSANDS)
Revenue                                $         -    $ 2,927,375    $   125,688   $      (944)   $ 3,052,119
Operating expenses:
Salaries, wages and benefits                 6,397      1,900,058         40,254             -      1,946,709

Operating supplies and expenses             (6,972)       494,206         27,760          (944)       514,050
Purchased transportation                         -        276,384         38,051             -        314,435
Operating taxes and licenses                   382         74,515          2,160             -         77,057
Insurance and claims expenses                  193         58,095          1,792             -         60,080
Provision for depreciation                       -         66,444          3,338             -         69,782
Net loss (gain) on disposal of
   operating property                            -         (2,150)          (422)            -         (2,572)
Compensation and other expense
   related to the Yellow
   acquisition                                   -         53,734              -             -         53,734
Results of affiliates                       10,975         (8,932)             -        (2,043)             -
                                       ----------------------------------------------------------------------
Total operating expenses                    10,975      2,912,354        112,933        (2,987)     3,033,275
                                       ----------------------------------------------------------------------
Operating income from
   continuing operations                   (10,975)        15,021         12,755         2,043         18,844
Other (expenses), net                      (27,225)        (8,962)         1,379             -        (34,808)
                                       ----------------------------------------------------------------------
Income from continuing operations
   before income taxes                     (38,200)         6,059         14,134         2,043        (15,964)
Provision for income taxes                  (9,610)        17,035          5,201             -         12,626
                                       ----------------------------------------------------------------------
Income from continuing operations          (28,590)       (10,976)         8,933         2,043        (28,590)
Income from discontinued operations           (155)             -              -             -           (155)
                                       ----------------------------------------------------------------------
Net income                             $   (28,745)   $   (10,976)   $     8,933   $     2,043    $   (28,745)
                                       ======================================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES (CONTINUED)

  YEAR ENDED DECEMBER 31, 2002

                                                       GUARANTOR    NON-GUARANTOR
                                          PARENT      SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                       ----------------------------------------------------------------------
                                                                (IN THOUSANDS)
Revenue                                $         -    $ 2,886,025    $   125,743   $      (992)   $ 3,010,776
Operating expenses:
Salaries, wages and benefits                 7,711      1,887,537         39,234             -      1,934,482
Operating supplies and expenses             (7,783)       460,395         27,795          (992)       479,415
Purchased transportation                         -        249,541         40,071             -        289,612
Operating taxes and licenses                    71         74,424          2,167             -         76,662
Insurance and claims expenses                    1         62,473          1,147             -         63,621
Provision for depreciation                       -         72,113          3,673             -         75,786
Net loss (gain) on disposal of
   operating property                            -           (396)          (254)            -           (650)
Results of affiliates                      (56,290)        (8,079)             -        64,369              -
                                       ----------------------------------------------------------------------
Total operating expenses                   (56,290)     2,798,008        113,833        63,377      2,918,928
                                       ----------------------------------------------------------------------
Operating income from
   continuing operations                    56,290         88,017         11,910       (64,369)        91,848
Other (expenses), net                      (26,351)        (4,896)         1,436             -        (29,811)
                                       ----------------------------------------------------------------------
Income from continuing operations
   before income taxes                      29,939         83,121         13,346       (64,369)        62,037
Provision for income taxes                  (8,985)        30,613          5,267             -         26,895
                                       ----------------------------------------------------------------------
Income from continuing operations           38,924         52,508          8,079       (64,369)        35,142
Income from discontinued operations              -          3,782              -             -          3,782
                                       ----------------------------------------------------------------------
Net income                             $    38,924    $    56,290    $     8,079   $   (64,369)   $    38,924
                                       ======================================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES (CONTINUED)

  YEAR ENDED DECEMBER 31, 2001

                                                      GUARANTOR     NON-GUARANTOR
                                         PARENT      SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                       ----------------------------------------------------------------------
                                                                (IN THOUSANDS)
Revenue                                $         -    $ 2,658,095    $   121,701   $      (905)   $ 2,778,891
Operating expenses:
Salaries, wages and benefits                 2,639      1,738,683         39,921             -      1,781,243
Operating supplies and expenses              1,066        448,196         29,624          (905)       477,981
Purchased transportation                         -        231,242         40,722             -        271,964
Operating taxes and licenses                     -         69,504          1,856             -         71,360
Insurance and claims expenses                    -         45,503          1,525             -         47,028
Provision for depreciation                       -         66,617          3,569             -         70,186
Net loss (gain) on disposal of
   operating property                            -            730           (296)            -            434
Results of affiliates                      (34,276)        (2,154)             -        36,430              -
                                       ----------------------------------------------------------------------
Total operating expenses                   (30,571)     2,598,321        116,921        35,525      2,720,196
                                       ----------------------------------------------------------------------
Operating income from
   continuing operations                    30,571         59,774          4,780       (36,430)        58,695
Other (expenses), net                       (2,095)        (1,695)        (2,028)            -         (5,818)
                                       ----------------------------------------------------------------------
Income from continuing operations
   before income taxes                      28,476         58,079          2,752       (36,430)        52,877
Provision for income taxes                  (2,361)        23,977            598             -         22,214
                                       ----------------------------------------------------------------------
Income from continuing operations           30,837         34,102          2,154       (36,430)        30,663
Income from discontinued operations              -            174              -             -            174
                                       ----------------------------------------------------------------------
Net income                             $    30,837    $    34,276    $     2,154   $   (36,430)   $    30,837
                                       ======================================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES (CONTINUED)

  CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
  PERIOD JANUARY 1, 2003 TO DECEMBER 11, 2003

                                                      GUARANTOR     NON-GUARANTOR
                                         PARENT      SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                       ----------------------------------------------------------------------
                                                                (IN THOUSANDS)
NET CASH (USED) PROVIDED BY
   CONTINUING OPERATING
   ACTIVITIES                          $   (15,813)   $    89,632    $     3,869             -    $    77,688
CASH FLOWS FROM INVESTING
   ACTIVITIES
Purchases of carrier operating
   property, net                                 -        (43,945)        (3,443)            -        (47,388)
Business disposal                           47,430              -              -             -         47,430
                                       ----------------------------------------------------------------------
Net cash (used) by investing
   activities                               47,430        (43,945)        (3,443)            -             42

CASH FLOWS FROM FINANCING
   ACTIVITIES
Dividends paid                              (3,964)             -              -             -         (3,964)
Transfers to (from) discontinued
   operations                               58,950        (58,950)             -             -              -
Accounts receivable
   securitization                                -              -              -             -              -
Treasury stock activity--net                 7,508              -              -             -          7,508
Debt issuance costs                              -              -              -             -              -
Long-term debt (payments)                  (82,216)             -              -             -        (82,216)
                                       ----------------------------------------------------------------------
Net cash provided (used)
   by financing activities                 (19,722)       (58,950)             -             -        (78,672)
Effect of exchange rates on cash                 -              -            358             -            358
                                       ----------------------------------------------------------------------
Net (decrease) increase in cash
   and cash equivalents from
   continuing operations                    11,895        (13,263)           784             -           (584)
Net (decrease) in cash and cash
   equivalents from discontinued
   operations-                                   -            (38)             -             -            (38)
Cash and cash equivalents at
  beginning of year                         11,921         88,272          6,736             -        106,929
                                       ----------------------------------------------------------------------
Cash and cash equivalents at
   end of year                         $    23,816    $    74,971    $     7,520   $         -    $   106,307
                                       ======================================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES (CONTINUED)

  YEAR ENDED DECEMBER 31, 2002

                                                       GUARANTOR    NON-GUARANTOR
                                          PARENT     SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                       ----------------------------------------------------------------------
                                                                (IN THOUSANDS)
NET CASH (USED) PROVIDED BY
   CONTINUING OPERATING
   ACTIVITIES                          $   (54,532)   $   162,551    $     8,900          $  -    $   116,919

CASH FLOWS FROM INVESTING
   ACTIVITIES:
Purchases of carrier operating
   property, net                                 -        (63,538)        (3,124)            -        (66,662)
Business acquisitions                      (24,092)             -              -             -        (24,092)
                                       ----------------------------------------------------------------------
Net cash (used) by investing
   activities                              (24,092)       (63,538)        (3,124)            -        (90,754)

CASH FLOWS FROM FINANCING
   ACTIVITIES
Dividends paid                              (3,863)             -              -             -         (3,863)
Transfers to (from) parent                  84,586        (66,586)             -             -         18,000
Accounts receivable
   securitization                                -              -              -             -              -
Treasury stock activity -- net             (14,922)             -              -             -        (14,922)
Debt issuance costs                              -              -              -             -              -
Long-term debt payments                    (17,784)             -              -             -        (17,784)
                                       ----------------------------------------------------------------------
Net cash provided (used)
   by financing activities                  48,017        (66,586)             -             -        (18,569)
Effect of exchange rates on cash                 -              -           (227)            -           (227)
                                       ----------------------------------------------------------------------
Net (decrease) increase in cash
   and cash equivalents from
   continuing operations                   (30,607)        32,427          5,549             -          7,369
Net (decrease) in cash and cash
   equivalents from discontinued
   operations                                    -        (10,872)             -             -        (10,872)
Cash and cash equivalents at
   beginning of year                        34,876         74,369          1,187             -        110,432
                                       ----------------------------------------------------------------------
Cash and cash equivalents at
   end of year                         $     4,269    $    95,924    $     6,736   $         -    $   106,929
                                       ======================================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

14. GUARANTEES OF THE ROADWAY CORPORATION SENIOR NOTES (CONTINUED)

  YEAR ENDED DECEMBER 31, 2001

                                                      GUARANTOR     NON-GUARANTOR
                                         PARENT      SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                       ----------------------------------------------------------------------
                                                                (IN THOUSANDS)
NET CASH PROVIDED BY CONTINUING
   OPERATING ACTIVITIES                $    21,449    $    98,486    $       571          $  -    $   120,506

CASH FLOWS FROM INVESTING
   ACTIVITIES
Purchases of carrier operating
   property, net                                 -        (63,484)        (2,575)            -        (66,059)
Business acquisitions                     (453,300)        40,078              -             -       (413,222)
                                       ----------------------------------------------------------------------
Net cash (used) by investing
   activities                             (453,300)       (23,406)        (2,575)            -       (479,281)

CASH FLOWS FROM FINANCING
   ACTIVITIES
Dividends paid                             160,616       (164,487)             -             -         (3,871)
Accounts receivable securitization               -        100,000              -             -        100,000
Treasury stock activity -- net              (8,207)          (168)             -             -         (8,375)
Debt issuance costs                        (10,826)             -              -             -        (10,826)
Long-term debt                             325,000              -              -             -        325,000
                                       ----------------------------------------------------------------------
Net cash provided (used) by
  financing activities                     466,583        (64,655)             -             -        401,928
Effect of exchange rates on cash                 -              -             54             -             54
Net increase (decrease) in cash
  and cash equivalents from
  continuing operations                     34,732         10,425         (1,950)            -         43,207
Net increase in cash and cash
  equivalents from discontinued
  operations                                     -          2,286              -             -          2,286
                                       ----------------------------------------------------------------------
Cash and cash equivalents at
  beginning of year                              -         61,244          3,695             -         64,939
                                       ----------------------------------------------------------------------
Cash and cash equivalents at
  end of year                          $    34,732    $    73,955    $     1,745   $         -    $   110,432
                                       ======================================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

    15. GUARANTEES OF THE YELLOW ROADWAY CONTINGENT CONVERTIBLE SENIOR NOTES

The following condensed consolidating financial statements set forth the Company's balance sheet as of December 11, 2003 and the statement of operation and statement of cash flows for the period January 1, 2003 to December 11, 2003. In the following schedules "Guarantor Subsidiaries" refers to Roadway Corporation, Roadway Next Day Corporation (excludes New Penn Motor Express, Inc.), and Roadway Express, Inc. and all remaining subsidiaries are defined as "Non-guarantor subsidiaries" and "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions and (b) eliminate the investments in the Company's subsidiaries.

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

15. GUARANTEES OF THE YELLOW ROADWAY CONTINGENT CONVERTIBLE SENIOR NOTES (CONTINUED)

  CONDENSED CONSOLIDATING BALANCE SHEETS
  DECEMBER 11, 2003

                                          GUARANTOR    NON-GUARANTOR
                                         SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                         -------------------------------------------------------
                                                              (IN THOUSANDS)
Cash and cash equivalents                $    76,035    $    30,272   $         -    $   106,307
Accounts receivable, including
  retained interest in
  securitized receivables, net               307,443         38,415        10,661        356,519
Due from affiliates                           48,640        106,969      (155,609)             -
Prepaid expenses and supplies                 17,310          2,528             -         19,838
Deferred income taxes                         16,730          3,630             -         20,360
Assets of discontinued operations                  -              -             -              -
                                         -------------------------------------------------------
Total current assets                         466,158        181,814      (144,948)       503,024
Carrier operating property, at cost        1,352,073        133,991             -      1,486,064
Less allowance for depreciation              956,606         38,833             -        995,439
                                         -------------------------------------------------------
Net carrier operating property               395,467         95,158             -        490,625
Goodwill, net                                    200        286,493             -        286,693
Investment in subsidiaries                   227,427              -      (227,427)             -
Deferred income taxes                         37,739            614             -         38,353
Long-term assets                             690,931          5,563      (650,000)        46,494
                                         -------------------------------------------------------
Total assets                             $ 1,817,922    $   569,642   $(1,022,375)   $ 1,365,189
                                         =======================================================

Accounts payable                         $   161,567    $    23,606   $    10,661    $   195,834
Due to affiliates                            129,058        134,458      (155,609)       107,907
Salaries and wages                           127,854         11,718             -        139,572
Current portion of long-term debt                  -              -             -              -
Freight and casualty claims
  payable                                     52,624          5,338             -         57,962
Liabilities of discontinued
  operations                                       -              -             -              -
                                         -------------------------------------------------------
Total current liabilities                    471,103        175,120      (144,948)       501,275

Casualty claims and other                     56,191          7,642             -         63,833
Deferred income taxes                           (533)         7,427             -          6,894
Long-term debt                               725,000        150,000      (650,000)       225,000
Accrued pension and retiree
  medical                                    147,745          2,026             -        149,771
Total shareholders' equity                   418,416        227,427      (227,427)       418,416
                                         -------------------------------------------------------
Total liabilities and
  shareholders' equity                   $ 1,817,922    $   569,642   $(1,022,375)   $ 1,365,189
                                         =======================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

15. GUARANTEES OF THE YELLOW ROADWAY CONTINGENT CONVERTIBLE SENIOR NOTES (CONTINUED)

  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
  PERIOD JANUARY 1, 2003 TO DECEMBER 11, 2003

                                          GUARANTOR    NON-GUARANTOR
                                         SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                         -------------------------------------------------------
                                                                 (IN THOUSANDS)
Revenue                                  $ 2,718,839    $   334,224   $      (944)   $ 3,052,119
Operating expenses:
Salaries, wages and benefits               1,767,479        179,230             -      1,946,709
Operating supplies and expenses              457,521         57,473          (944)       514,050
Purchased transportation                     274,129         40,306             -        314,435
Operating taxes and licenses                  69,081          7,976             -         77,057
Insurance and claims expenses                 55,888          4,192             -         60,080
Provision for depreciation                    57,288         12,494             -         69,782
Net loss (gain) on disposal of
   operating property                         (2,111)          (461)            -         (2,572)
Compensation and other expense
   related to the Yellow                      50,393          3,341             -         53,734
   acquisition
Results of affiliates                        (15,634)             -        15,634              -

                                         -------------------------------------------------------
Total operating expenses                   2,714,034        304,551        14,690      3,033,275
                                         -------------------------------------------------------
Operating income from
   continuing operations                       4,805         29,673       (15,634)        18,844
Other (expenses), net                        (30,897)        (3,911)            -        (34,808)
                                         -------------------------------------------------------
Income from continuing operations
   before income taxes                       (26,092)        25,762       (15,634)       (15,964)
Provision for income taxes                     2,498         10,128             -         12,626
                                         -------------------------------------------------------

Income from continuing operations            (28,590)        15,634       (15,634)       (28,590)
Income from discontinued operations             (155)             -             -           (155)
                                         -------------------------------------------------------
Net income                               $   (28,745)   $    15,634   $   (15,634)   $   (28,745)
                                         =======================================================

                      Roadway Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (continued)

15. GUARANTEES OF THE YELLOW ROADWAY CONTINGENT CONVERTIBLE SENIOR NOTES (CONTINUED)

  CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
  PERIOD JANUARY 1, 2003 TO DECEMBER 11, 2003

                                          GUARANTOR    NON-GUARANTOR
                                         SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                         -------------------------------------------------------
                                                                (IN THOUSANDS)
NET CASH (USED) PROVIDED BY
   CONTINUING OPERATING
   ACTIVITIES                            $    49,002    $    28,686   $         -    $    77,688

CASH FLOWS FROM INVESTING
   ACTIVITIES
Purchases of carrier operating
   property, net                             (43,146)        (4,242)            -        (47,388)
Business disposal                             47,430              -             -         47,430
                                         -------------------------------------------------------
Net cash (used) by investing
   activities                                  4,284         (4,242)            -             42

CASH FLOWS FROM FINANCING
   ACTIVITIES
Dividends received (paid)                    159,236       (163,200)            -         (3,964)
Transfers to (from) parent                         -              -             -              -
Accounts receivable
   securitization                                  -              -             -              -
Treasury stock activity -- net                 7,508              -             -          7,508
Debt issuance costs                                -              -             -              -
Long-term debt (payments)
   borrowings                               (232,216)       150,000             -        (82,216)
                                         -------------------------------------------------------
Net cash provided (used)
   by financing activities                   (65,472)       (13,200)            -        (78,672)
Effect of exchange rates on cash                   -            358             -            358
                                         -------------------------------------------------------
Net (decrease) increase in cash
   and cash equivalents from
   continuing operations                     (12,186)        11,602             -           (584)
Net (decrease) in cash and cash
   equivalents from discontinued
   operations                                (18,705)        18,667             -            (38)
Cash and cash equivalents at
   beginning of year                          18,670         88,259             -        106,929
                                         -------------------------------------------------------
Cash and cash equivalents at
   end of year                           $   (12,221)   $   118,528   $         -    $   106,307
                                         =======================================================

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